UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2022

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of other jurisdiction of incorporation or organization)	814-01137 (Commission File Number)	47-1709055 (I.R.S. Employer Identification No.)
680 Fifth Ave., 21st Floor New York, NY 10019 (Address of principal executive offices)
212-671-0078 (Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer, President and Chief Financial Officer

On May 28, 2022, Derek Taller, PhD submitted a signed letter of resignation to the Registrant’s board of directors, pursuant to which he resigned his positions as Chief Executive Officer, President and Chief Financial Officer of the Registrant, effective as of the same date. Prior to submission of formal written notice, Dr. Taller provided verbal notice of his resignation at a special meeting of the Registrant’s board of directors, on May 27, 2022. Dr. Taller will continue in the roles of i) Chief Investment Officer of the Registrant, ii) a director of the Registrant’s board of directors, and iii) the principal of the Registrant’s investment adviser, StHealth Capital Advisors LLC.

(c) Appointment of Chief Executive Officer, Chief Financial Officer, and Treasurer

At a special meeting of the Registrant’s board of directors, on May 27, 2022, the board unanimously voted to appoint Paul Saint-Pierre to serve as Chief Executive Officer, Chief Financial Officer and Treasurer of the Registrant, approved a written agreement with Mr. Saint-Pierre regarding the terms of the same, and directed and authorized an independent director to execute the written agreement on behalf of the Registrant. On June 1, 2022, the written agreement was executed in accordance with the foregoing resolutions of the Registrant’s board of directors. The written agreement included fixed compensation of $7,500 per month for June, July and August of 2022, resulting in potential total fixed compensation of $22,500 through August 31, 2022. The arrangement may be terminated by the Registrant or Mr. Saint-Pierre with 30 days’ notice.

Mr. Saint-Pierre did not hold any prior executive positions with the Registrant. There are no understandings or arrangements between any of the Registrant’s directors and Mr. Saint-Pierre other than the arrangement to serve as the named officer.

Mr. Saint-Pierre, is 68 years of age and his principal occupations of the past five years is as follows:

•	Managing Member, PSP Advisors LLC, Winter Park, Florida, September 2017- present, a consultancy to the financial services industry principally on matters pertaining Internal Revenue Code Section 1400Z Opportunity Zones and a registered investment adviser with the Florida Division of Securities, Office of Financial Regulation since March 2019;
•	Chief Financial Officer, Guggenheim Credit Income Fund, New York City, NY, Chief Financial Officer (and Treasurer and Secretary), December 2014 -March 2018;
•	Senior Vice President, W. P. Carey Inc., New York City, NY a real estate investment trust and sponsor of SEC registered funds, December 2014-September 2017; and
•	Senior Vice President, Secretary, and Chief Financial Officer, Carey Credit Advisors, LLC, New York City, NY, December 2014-September 2017.

Mr. Saint-Pierre’s professional experience features consistent themes of alternative investment strategies, including: i) strategic advisory services, ii) investment management, operations, compliance, securities placement, and secondary-market transactions of alternative investment funds, and iii) active principal in the design, creation and investment management of SEC-registered investment companies and business development companies and their subsequent launch and initial public offering through retail, financial planners, registered investment advisors, and mass-affluent investor channels.

Mr. Saint-Pierre has held senior executive positions that include: Chief Financial Officer of three investment companies (open-end mutual funds), two business development companies, including the first SEC-registered BDC master-feeder fund complex, and a division of a major corporate homebuilder; a registered representative of registered investment advisors that manage alternative investment strategies; investment banker for real estate-related businesses; US REIT sector investment analyst; registered principal of broker-dealer firm that facilitated secondary-market transactions of securities issued by private equity real estate funds including institutional investors and pension funds as fund shareholders; portfolio manager and research director of a global real estate securities portfolio; and principal advisor to institutional investors regarding their real estate investment strategies. He attended University of California, (Berkeley) Graduate School of Business where he earned a Master’s Degree in Business Administration (MBA 1981).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2022

StHealth Capital Investment Corporation

/s/ Paul Saint-Pierre
Paul Saint-Pierre
Chief Executive Officer